UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2006

GTSI Corp.

Incorporated in Delaware

Commission File No. 0-19394

I.R.S. Employer Identification No. 54-1248422

3901 Stonecroft Boulevard
Chantilly, Virginia  20151-1010
(703) 502-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On June 2, 2006, GTSI Corp. (the “Company” or “GTSI”) and its wholly owned subsidiaries Technology Logistics, Inc., and GTSI Financial Services, Inc., as guarantors (collectively, the “Guarantors”) entered into a revolving credit agreement (the “Credit Agreement”) with SunTrust Bank and Bank of America, N.A. (collectively, the “Lenders”) to provide a credit facility in an aggregate principal amount not to exceed $125 million. This Credit Facility replaces GTSI’s credit facility which expired on May 31, 2006.

The Credit Agreement provides access to capital through 2010 with borrowings secured by substantially all of the assets of the Company and the Guarantors. Borrowing under the Credit Agreement at any time is limited to the lesser of $125 million or a collateral-based borrowing base less outstanding obligations. The Credit Agreement subjects GTSI and the Guarantors to certain covenants limiting their ability to, among other things (i) freely incur debt; (ii) make certain guarantees or liens; (iii) make certain restricted payments, purchases or investments; (iv) enter into specified transactions with affiliates; (v) dissolve, change names, merge or enter into any other material agreement regarding changes to the corporate entities; (vi) acquire real estate; and (vii) enter into sales and leaseback transactions.

The Credit Agreement also contains negative covenants regarding the financial performance that the Company must satisfy, including, but not limited to (i) EBITDA amounts; (ii) fixed charge coverage ratio; and (iii) limits on capital expenditures. Furthermore, the Credit Agreement also contains information covenants which require the Company to provide the Lenders certain information including, but not limited to (i) monthly and quarterly financial statements and information; (ii) annual financial statements and information; (iii) other periodic reports. The Credit Agreement also includes certain customary representations and warranties, affirmative covenants and events of default.

On June 2, 2006, GTSI and the Guarantors also entered into a subordinated secured term loan agreement (the “Term Loan Agreement”) with Crystal Capital Fund, L.P., to provide for an additional $10 million in new financing under similar terms as the above referenced Credit Agreement.

Some of the Lenders, have or may have had various relationships with the Company and the Guarantors involving the provision of a variety of financial services, including cash management, and the issuance of letters of credit.

The foregoing does not constitute a complete summary of the terms of the Credit Agreement or Term Loan Agreement, and reference is made to the complete text of the agreements, which are attached hereto as Exhibit 10.1 and Exhibit 10.2.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits.

10.1                           Credit Agreement dated as of June 2, 2006 between GTSI Corp., SunTrust Bank and Bank of America.

10.2                           Credit Agreement dated as of June 2, 2006 between GTSI Corp., and Crystal Capital Fund, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTSI Corp.

	By:	/s/ Thomas A. Mutryn
Thomas A. Mutryn
Senior Vice President and CFO

Date: June 7, 2006